     As filed with the Securities and Exchange Commission on June 2, 1999
                                                   Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           ---------------------------


                                    FORM S-3
                             REGISTRATION STATEMENT
                                       AND
                         POST-EFFECTIVE AMENDMENT NO. 1
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           ---------------------------

                           CONTINENTAL AIRLINES, INC.
                (Name of registrant as specified in its charter)


                       DELAWARE                                                             74-2099724
(State or other jurisdiction of incorporation or organization)                 (I.R.S. Employer Identification No.)

                                                                                     JEFFERY A. SMISEK, ESQ.
                                                                                    EXECUTIVE VICE PRESIDENT,
                      1600 SMITH STREET                                          GENERAL COUNSEL AND SECRETARY
                    HOUSTON, TEXAS 77002                                               1600 SMITH STREET
                      (713) 324-5000                                                    DEPARTMENT HQSEO
                                                                                       HOUSTON, TEXAS 77002
                                                                                          (713) 324-5000

      (Address, including zip code, and telephone number,               (Name, address, including zip code, and telephone
including area code, of Registrant's principal executive offices)       number, including area code, of agent for service)


                                   Copies to:
                                 SCOTT N. WULFE
                                ROBERT K. HATCHER
                             VINSON & ELKINS L.L.P.
                              2300 FIRST CITY TOWER
                            HOUSTON, TEXAS 77002-6760
                                 (713) 758-2222
                              (713) 758-2346 (FAX)

                           ---------------------------

   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the registration statement becomes effective.

   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

===================================================================================================================================
          TITLE OF EACH CLASS OF                                               PROPOSED MAXIMUM AGGREGATE             AMOUNT OF
       SECURITIES TO BE REGISTERED             AMOUNT TO BE REGISTERED            OFFERING PRICE (1)(2)           REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------------------
Debt Securities...........................          $300,000,000                     $300,000,000                      $83,400
===================================================================================================================================

(1) Estimated solely for purposes of determining the registration fee, which is calculated in accordance with Rule 457(o).

(2) If any Debt Securities are issued at an original issue discount, such greater amount as shall result in the initial offering prices aggregating $300,000,000.

         Pursuant to Rule 429 under the Securities Act of 1933, the prospectus included in this registration statement is a combined prospectus and relates to registration statement No. 333-29255 previously filed by the registrant on Form S-3 with respect to $400,000,000 aggregate offering price of debt securities and declared effective on July 23, 1997. This new registration statement also constitutes post-effective amendment No. 1 to registration statement No. 333-29255, pursuant to which $200,000,000 in debt securities remain to be issued. A filing fee of $121,213 was previously paid with respect to such $400,000,000 aggregate offering price of such securities under such prior registration statement. Post-effective amendment No. 1 shall hereafter become effective concurrently with the effectiveness of this new registration statement and in accordance with Section 8(c) of the Securities Act of 1933.

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

================================================================================

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement that contains this prospectus and that has been filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell those securities and it is not soliciting an offer to buy those securities in any state where the offer or sale is not permitted.


                    SUBJECT TO COMPLETION, DATED JUNE 2, 1999


                                  $500,000,000
                               [LOGO APPEARS HERE]
                           CONTINENTAL AIRLINES, INC.
                                 DEBT SECURITIES

                              -------------------

        We may from time to time sell up to $500 million aggregate initial offering price of our debt securities. These debt securities may consist of notes, debentures or other types of debt. We will provide specific terms of these debt securities in supplements to this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest.

        We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and the accompanying prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement as if we had authorized it. This prospectus and the accompanying prospectus supplement are not an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate. This prospectus and the accompanying prospectus supplement are not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. The information contained in this prospectus and the accompanying prospectus supplement is accurate as of the dates on their covers. When we deliver this prospectus or a supplement or make a sale pursuant to this prospectus, we are not implying that the information is current as of the date of the delivery or sale.

        Our Class B common stock is listed for trading on the New York Stock Exchange under the symbol "CAL," and our Class A common stock is listed for trading on the New York Stock Exchange under the symbol "CAL.A."





        THESE SECURITIES HAVE NOT BEEN APPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAVE THESE ORGANIZATIONS DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


              The date of this prospectus is ______________, 1999.

TABLE OF CONTENTS

                                                                     Page
ABOUT THIS PROSPECTUS...................................................2

WHERE YOU CAN FIND MORE INFORMATION.....................................2

CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING STATEMENTS...................3

THE COMPANY.............................................................3

USE OF PROCEEDS.........................................................3

RATIO OF EARNINGS TO FIXED CHARGES......................................3

DESCRIPTION OF DEBT SECURITIES..........................................4

PLAN OF DISTRIBUTION...................................................13

LEGAL MATTERS..........................................................15

EXPERTS................................................................15

                              ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission utilizing a "shelf" registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $500 million. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of the offering and the securities. The prospectus supplement may also add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information."

                               WHERE YOU CAN FIND
                                MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. Additionally, you may read and copy any document we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the SEC located at 7 World Trade Center, Suite 1300, New York, New York 10048 and at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. You may obtain information on the operation of the SEC's public reference room in Washington, D.C. by calling the SEC at 1-800-SEC-0330. We also file this information with the New York Stock Exchange, which may be read and copied at the New York Stock Exchange located at 30 Broad Street, New York, New York 10005.

     The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any further filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until we sell all of the securities or we terminate this offering:

o    Our Annual Report on Form 10-K for the year ended December 31, 1998;

o Our Quarterly report on Form 10-Q for the quarter ended March 31, 1999, as amended; and

o    Our Current Report on Form 8-K dated May 18, 1999.

     You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

         Continental Airlines, Inc.
         Attention: Secretary
         1600 Smith Street
         19th Floor, HQSEO
         Houston, Texas  77002
         (713) 324-5000

     In deciding whether to buy these securities, you should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted.

                           CAUTIONARY STATEMENT ABOUT
                           FORWARD-LOOKING STATEMENTS

     This prospectus and the documents we incorporate by reference contain statements that constitute "forward-looking statements" within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include any statements that predict, forecast, indicate or imply future results, performance or achievements, and may contain the words "believe," "anticipate," "expect," "estimate," "project," "will be," "will continue," "will result," or words or phrases of similar meaning.

     Any such forward-looking statements are not assurances of future performance and involve risks and uncertainties. Actual results may vary materially from anticipated results for a number of reasons, including those stated in our periodic filings incorporated herein by reference.

     All forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary statement.

                                   THE COMPANY

     We are a major United States air carrier engaged in the business of transporting passengers, cargo and mail. We are the fifth largest United States airline (as measured by 1998 revenue passenger miles) and, together with our wholly owned subsidiaries, Continental Express, Inc. and Continental Micronesia, Inc., we serve 207 airports worldwide. As of March 31, 1999, we flew to 129 domestic and 78 international destinations and offered additional connecting service through alliances with domestic and foreign carriers. We directly serve 13 European cities and are one of the leading airlines providing service to Mexico and Central America, serving more destinations there than any other United States airline. Through its Guam hub, Continental Micronesia provides extensive service in the western Pacific, including service to more Japanese cities than any other United States carrier. Our principal executive offices are located at 1600 Smith Street, Houston, Texas 77002.

                                 USE OF PROCEEDS

     Unless otherwise provided in a prospectus supplement, we will use the net proceeds from the sale of the securities offered by this prospectus and any prospectus supplement for our general corporate purposes, which may include repayment of indebtedness, selective acquisitions, additions to our working capital, repurchases of our capital stock, and capital expenditures.

                           RATIO OF EARNINGS TO FIXED
                                     CHARGES

     The ratios of our "earnings" to our "fixed charges" for each of the years 1994 through 1998 and for the three months ended March 31, 1999 were:


                                                    Three Months
               Year ended December 31,             ended March 31,
------------------------------------------------------------------
  1994(1)     1995     1996      1997      1998         1999
 -----        ----     ----      ----      ----         ----
    --        1.53     1.81      2.07      1.94         1.74

-------------------
(1) For the year ended December 31, 1994, earnings were not sufficient to cover fixed charges; we needed additional earnings of $667 million to achieve a ratio of 1.0.

     The ratios of earnings to fixed charges are based on continuing operations. For purposes of the ratios, "earnings" means the sum of:

         o    our pre-tax income; and

         o    our fixed charges, net of interest capitalized.

     "Fixed charges" represent:

         o    the interest we pay on borrowed funds;

         o the amount we amortize for debt discount, premium and issuance expense and interest previously capitalized; and

         o that portion of rentals considered to be representative of the interest factor.

                         DESCRIPTION OF DEBT SECURITIES

     This prospectus describes certain general terms and provisions of our debt securities. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus.

     We may offer under this prospectus up to $500 million total principal amount of debt securities, or its equivalent if debt securities are issued at a discount or in a foreign currency or currency units. We may issue the debt securities in registered or bearer form. The debt securities we offer pursuant to this prospectus will represent our unsecured obligations. We may issue the debt securities as unsubordinated or senior debt securities, or as subordinated debt securities. The senior debt securities will rank equally with all of our other unsecured and unsubordinated indebtedness, and the subordinated debt securities will be subordinated in right of payment to all our senior indebtedness, as described below under the caption "Subordination of Subordinated Debt Securities."

     We will issue the senior debt securities under a senior Indenture between us, as issuer, and an institution to be named in a prospectus supplement, as Trustee. We will issue the subordinated debt securities under a subordinated Indenture between us, as issuer, and an institution to be named in a prospectus supplement, as Trustee.

     The Indentures are contracts between us and the Trustee. The Trustee serves two principal roles:

o the Trustee can enforce your rights against us if an Event of Default described below occurs; and

o    the Trustee performs various administrative duties.

     The following description is a summary of selected provisions relating to the debt securities and the Indentures. The summary is not complete. We have filed the form of the Indentures as exhibits to the registration statement of which this prospectus is a part. You should not rely on this summary, because the Indentures define your rights as a holder of the debt securities.

     We will set forth the anticipated market for the debt securities being offered in a prospectus supplement.

General

     The Indentures do not limit the total principal amount of debt securities that may be issued and provide that debt securities may be issued from time to time in one or more series. We will set forth in a prospectus supplement a description of the series of debt securities being offered, including:

o    the designation of the debt securities;

o    the total principal amount of the debt securities;

o the date or dates on which the principal of the debt securities will mature or the method for determining such date(s);

o the rate or rates (which may be fixed or variable) at which the debt securities will bear interest, if any, or the method for calculating such rate(s);

o the date or dates from which interest, if any, will accrue or the method by which such date(s) will be determined;

o the date or dates on which interest, if any, will be payable and the record date(s) for such payment;

o the place or places where principal of, premium, and/or interest, if any, on the debt securities will be payable;

o    the terms upon which such debt securities may be redeemed at our option;

o our obligation, if any, to redeem or purchase the debt securities pursuant to any sinking fund or similar provisions requiring partial repayment of principal before the final maturity date of the debt securities;

o    other terms and conditions related to any repurchase obligations;

o    the currency and denominations of the debt securities;

o the principal amount of the debt securities payable upon declaration of the acceleration of the maturity of the debt securities, if other than 100% of the principal amount;

o the person to whom any interest on any debt security will be payable, if other than the person in whose name the debt security is registered on the applicable record date;

o any addition to, or modification or deletion of, any Event of Default or any covenant with respect to the debt securities;

o the application, if any, of defeasance or covenant defeasance discussed below;

o whether the debt securities are to be issued in whole or in part in the form of temporary or permanent global securities and, if so, the identity of the depositary for such global security or securities;

o any index used to determine the amount of payments of principal of, premium and/or interest, if any, on the debt securities;

o    any provisions relating to the exchange of the debt securities; and

o    any other special terms.

     Unless otherwise specified in a prospectus supplement, the debt securities will not be listed on any securities exchange and will be issued in fully registered form without coupons. If debt securities are issued in bearer form, we will set forth the special restrictions and considerations applicable to such debt securities in a prospectus supplement. Bearer debt securities will be transferable by delivery of the security by the transferring holder to the new holder, and the transfer will not be registered or recorded by the Trustee or us.

     We may sell the debt securities for an amount less than their stated principal amount, bearing no interest or bearing a below market rate of interest. We will provide you with information on the federal income tax consequences and other special considerations applicable to any of these debt securities in a prospectus supplement.

     If the purchase price of any debt securities is payable in one or more foreign currencies or currency units or if any debt securities are denominated in one or more foreign currencies or currency units or if the principal of, premium and/or interest, if any, on any debt securities is payable in one or more foreign currencies or currency units, the restrictions, elections, federal income tax considerations, specific terms and other information with respect to the debt securities and such foreign currency or currency units will be set forth in a prospectus supplement.

Denominations, Payment, Registration, Transfer and Exchange

     We will issue registered debt securities in denominations of $1,000 and multiples of $1,000, and we will issue bearer debt securities in $5,000 denominations or, in each case, in such other denominations and currencies established by the terms of the debt securities of any particular series. Unless we provide otherwise in a prospectus supplement, we will make payments in respect of the debt securities, subject to any applicable laws and regulations, in the designated currency and at the office or agency as we may designate from time to time. At our option, however, we may make interest payments on debt securities in registered form:

o by checks mailed by the Trustee to the holders of the debt securities entitled to payment at their registered addresses; or

o by wire transfer to an account maintained by the person entitled to payment as specified in the register of the debt securities maintained by the Trustee.

     We will pay installments of interest on debt securities:

o in registered form to the person in whose name the debt security is registered at the close of business on the regular record date for such interest, unless otherwise provided in a prospectus supplement; or

o in bearer form at such paying agencies outside the United States as we may appoint from time to time, in the currency and in the manner designated in a prospectus supplement, subject to any applicable laws and regulations.

     The paying agents outside the United States, if any, whom we initially appoint for a series of debt securities will be named in a prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agents, provided that, in the case of:

o registered debt securities, we will be required to maintain at least one paying agent in each place of payment for any series; and

o bearer debt securities, we will be required to maintain a paying agent in a place of payment outside the United States where debt securities of any series and any related coupons may be presented and surrendered for payment.

     We will have the right to require a holder of any debt security, in connection with the payment of the principal of, premium and/or interest, if any, on any debt security, to certify certain information to us. In the absence of such certification, we will be entitled to rely on any legal presumption to enable us to determine our duties and liabilities, if any, to deduct or withhold taxes, assessments or governmental charges from such payment.

     Unless we provide otherwise in a prospectus supplement, you may transfer debt securities in registered form at the agency we designate from time to time. You will not be required to pay a service charge to transfer or exchange the debt securities, but you may be required to pay for any tax or other governmental charge imposed in connection with the transfer or exchange.

     In the event of any partial redemption of debt securities, we will not be required to:

o issue, register the transfer of, or exchange debt securities of any series during a period beginning at the opening of business 15 days before any selection of debt securities of that series to be redeemed and ending at the close of business on (A) the day of mailing of the relevant notice of redemption, if debt securities of the series are issuable only as registered debt securities, and (B) the day of the first publication of the relevant notice of redemption, if debt securities of the series are issuable as bearer debt securities, or the mailing of the relevant notice of redemption, if debt securities of the series are also issuable as registered debt securities and there is no publication;

o register the transfer of or exchange any registered debt securities called for redemption or otherwise surrendered for repayment, except the unredeemed or unrepaid portion of any registered security being redeemed or repaid in part; or

o exchange any bearer security called for redemption, except to exchange such bearer security for a registered security of that series and like tenor which is immediately surrendered for redemption.

Subordination of Subordinated Debt Securities

     Unless otherwise indicated in the applicable prospectus supplement, the following provisions will apply to the subordinated debt securities.

     The payment of the principal of, premium, and/or interest, if any, on, and the redemption or repurchase of, the subordinated debt securities and coupons will be subordinated and junior in right of payment, as set forth in the subordinated indenture, to the prior payment in full of all our "senior indebtedness" (as defined below). Generally, the subordinated debt securities will rank pari passu with all of our existing and future subordinated indebtedness. The subordinated debt securities will rank senior to any future subordinated indebtedness or other subordinated obligations which state that they will rank junior to the subordinated debt securities. Notwithstanding the foregoing, payment from the money or the proceeds of U.S. government obligations held in any defeasance trust described under "Defeasance" below is not subordinate to any senior indebtedness or subject to the restrictions described herein.

     Senior indebtedness consists of the following types of obligations, in each case subject to the exceptions enumerated below:

o    the principal, premium, if any, interest and other amounts in respect of
     (A) our indebtedness for money borrowed and (B) our indebtedness evidenced by securities, debentures, bonds or other similar instruments issued by us;

o    all of our capital lease obligations;

o all of our obligations issued or assumed as the deferred purchase price of property;

o    all of our conditional sale obligations;

o all of our obligations under any title retention agreement (excluding trade accounts payable arising in the ordinary course of business);

o all of our obligations for the reimbursement on any letter of credit, bankers acceptance, security purchase facility or similar credit transaction;

o all obligations (of the type referred to in the first six bullet points above) of other persons for which we are responsible or liable as obligor, guarantor or otherwise; and

o all obligations (of the type referred to in the first six bullet points above) of other persons secured by any lien on any of our properties or assets (whether or not such obligation is assumed by us).

     Senior indebtedness does not include the following:

     o indebtedness that is subordinated to or pari passu with the subordinated debt securities; and

     o indebtedness between or among us and our affiliates that ranks pari passu with, or junior to the subordinated debt securities.

     The senior indebtedness will continue to be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of the senior indebtedness.

     No payment on account of principal of, premium, if any, or interest on, or redemption or repurchase of, the subordinated debt securities or any coupon or any deposit pursuant to the provisions described under "Defeasance" below may be made by us if there is a default in the payment of principal, premium, if any, sinking funds or interest (including a default under any repurchase or redemption obligation) or other amounts with respect to any senior indebtedness. Similarly, no payment may be made if any other event of default with respect to any senior indebtedness, permitting the holders of senior indebtedness to accelerate the maturity thereof, shall have occurred and shall not have been cured, waived or ceased to exist after written notice to us and the Trustee by any holder of senior indebtedness. Upon any acceleration of the principal due on the subordinated debt securities or payment or distribution of our assets to creditors upon any dissolution, winding up, liquidation or reorganization, all principal, premium, if any, sinking funds and interest or other amounts due on all senior indebtedness must be paid in full before the holders of the subordinated debt securities are entitled to receive any payment. Because of such subordination, if we become insolvent, our creditors who are holders of senior indebtedness may recover more, ratably, than the holders of the subordinated debt securities. Furthermore, such subordination may result in a reduction or elimination of payments to the holders of the subordinated debt securities.

     In addition, the subordinated debt securities will be structurally subordinated to all indebtedness and other liabilities (including trade payables and lease obligations) of our subsidiaries the holders of which will have a direct claim against any assets of such subsidiaries upon their liquidation or reorganization. By contrast, as a holder of subordinated debt securities, you will have only an indirect claim against the assets of our subsidiaries that derives through our ownership of the capital stock of our subsidiaries. Consequently, as a holder of the subordinated debt securities, your right to participate in those assets will be effectively subordinated to the claims of that subsidiary's creditors (including trade creditors).

     The subordinated Indenture does not limit our ability to incur senior indebtedness or any other indebtedness.

Global Debt Securities

     The debt securities of a series may be issued in whole or in part in global form that will be deposited with a depositary or with a nominee for the depositary identified in a prospectus supplement. In such case, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the total principal amount of outstanding debt securities of the series to be represented by such registered global security or securities. Unless and until it is exchanged in whole or in part for debt securities in definitive certificated form, a registered global security may not be registered for transfer or exchange except as a whole by the depositary, the depositary's nominee or their respective successors as described in the applicable prospectus supplement.

     The specific terms of the depositary arrangement with respect to any portion of a series of debt securities to be represented by a registered global security will be described in a prospectus supplement. We expect that the following provisions will apply to depositary arrangements.

     Upon the issuance of any registered global security, and the deposit of such security with or on behalf of the appropriate depositary, the depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by such registered global security to the accounts of institutions or participants that have accounts with the depositary or its nominee. The accounts to be credited will be designated by the underwriters or agents engaging in the distribution of the debt securities or by us, if we offer and sell such debt securities directly.

     Ownership of beneficial interests in a registered global security will be limited to participants of the depositary (which are usually large investment banks, retail brokerage firms, banks and other large financial institutions) and persons that hold interests through participants. Ownership of beneficial interests by participants in a registered global security will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by the depositary for that security or its nominee. Ownership of beneficial interests in a registered global security by persons who hold through participants will be shown on, and the transfer of that ownership interest within that participant will be effected only through, records maintained by that participant. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in certificated form. The foregoing limitations and such laws may impair the ability to transfer beneficial interests in registered global securities.

     So long as the depositary for a registered global security, or its nominee, is the registered owner of a registered global security, that depositary or nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by that registered global security. Unless otherwise specified in a prospectus supplement and except as specified below, owners of beneficial interests in a registered global security will not:

o be entitled to have the debt securities of the series represented by the registered global security registered in their names;

o receive or be entitled to receive physical delivery of the debt securities of such series in certificated form; or

o be considered the holders of the debt securities for any purposes under the Indentures.

     Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the Indentures.

     The depositary may grant proxies and otherwise authorize participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a holder is entitled to give or take under the Indentures. Unless otherwise specified in a prospectus supplement, payments with respect to principal, premium and/or interest, if any, on debt securities represented by a registered global security registered in the name of a depositary or its nominee will be made to such depositary or its nominee, as the case may be, as the registered owner of such registered global security.

     We expect that the depositary for any debt securities represented by a registered global security, upon receipt of any payment of principal, premium or interest, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of a registered global security as shown on the records of such depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing instructions and customary practices in the securities industry, as is now the case with the securities held for the accounts of customers registered in "street names," and will be the responsibility of such participants. Neither we nor the Trustee or any agent of ours will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a registered global security, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     Unless otherwise specified in a prospectus supplement, if the depositary for any debt securities represented by a registered global security is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by us within ninety days, we will issue debt securities in definitive certificated form in exchange for a registered global security. In addition, we may at any time and in our sole discretion determine not to have any of the debt securities of a series represented by one or more registered global securities and, in such event, will issue debt securities of such series in definitive certificated form in exchange for all of the registered global securities representing debt securities. Further, if we so specify with respect to the debt securities of a series, an owner of a beneficial interest in a registered global security representing such series of debt securities of such series may receive, on terms acceptable to us and the depositary for such registered global security, debt securities of such series in definitive form registered in the name of such beneficial owner or its designee.

Consolidation, Merger or Sale

     Each Indenture provides that we shall not merge into or consolidate with any other corporation or sell, convey, transfer, lease or otherwise dispose of all or substantially all of our assets to any person, unless:

o the successor is a corporation organized and existing under the laws of the United States, a State in the United States or the District of Columbia and such corporation expressly assumes by supplemental indenture all of our obligations under the debt securities, any related coupons and the Indentures;

o immediately after giving effect to such merger or consolidation, or such sale, conveyance, transfer, lease or other disposition, no default or Event of Default shall have occurred and be continuing; and

o    certain other conditions are met.

     If a successor corporation assumes our obligations, the successor shall succeed to and be substituted for us under the Indentures, the debt securities and any related coupons. Consequently, all of our obligations will terminate. If any such permitted consolidation, merger, sale, conveyance, disposition or other change of control transaction occurs, the holders of the debt securities will not have the right to require redemption of their securities or similar rights unless otherwise provided in a prospectus supplement.

Events of Default, Notice and Certain Rights of Default

     An Event of Default means with respect to any series of debt securities, the following:

o default for thirty days in payment of any interest on any debt securities of that series or any related coupon or any additional amount payable with respect to debt securities as specified in a prospectus supplement when due;

o default in payment of the principal of or premium, if any, on any debt securities of that series when due;

o failure to deposit any sinking fund payment when and as due by the terms of the debt securities of that series;

o default for sixty days after notice to us by the Trustee for such series, or by the holders of 25% in aggregate principal amount of the debt securities of such series then outstanding, in the performance of any other agreement applicable to the debt securities of that series; and

o    certain events of bankruptcy, insolvency or reorganization.

     Any other Events of Default applicable to a specified series of debt securities will be described in a prospectus supplement. An Event of Default with respect to a particular series of debt securities will not necessarily be an Event of Default with respect to any other series of debt securities.

     The Indentures provide that, if an Event of Default occurs with respect to the debt securities of any series and is continuing, the Trustee for the series or the holders of 25% in aggregate principal amount of all of the outstanding debt securities of that series, by written notice to us (and to the Trustee for such series, if notice is given by the holders of debt securities), may declare the principal (or, if the debt securities of that series are original issue discount debt securities or indexed debt securities, such portion of the principal amount specified in the prospectus supplement) of all the debt securities of that series to be due and payable.

     The Indentures provide that the Trustee for any series of debt securities will give to the holders of the debt securities of that series notice of all uncured Defaults (as defined below) within ninety days after the occurrence of a Default. However, such notice will not be given until 60 days after the occurrence of a Default with respect to the debt securities of that series involving a failure to perform a covenant other than the obligation to pay principal, premium, and/or interest, if any, or make a mandatory sinking fund payment. Further, except in the case of default in payment on the debt securities of that series, the Trustee may withhold the notice if and so long as a committee comprised of certain officers of the Trustee determines in good faith that withholding such notice is in the interest of the holders of the debt securities of that series. "Default" means any event which is, or, after notice or passage of time or both, would be, an Event of Default.

     Under the Indentures, the Trustee is under no obligation to exercise any of its rights or powers at the request of any of the holders, unless such holders have offered to the Trustee reasonable indemnity. Subject to such provision for indemnification, the Indentures provide that the holders of not less than a majority in aggregate principal amount of the debt securities of each series affected with each series voting as a class, may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee for such series, or exercising any trust or power conferred on such Trustee. We are required to file annually with the Trustee a certificate as to our compliance with all conditions and covenants under Indentures.

     By notice to the Trustee, the holders of not less than a majority in total principal amount of any series of debt securities may waive any past Default or Event of Default with respect to that series and its consequences. Further, such majority holders may rescind and annul a declaration of acceleration with respect to that series (unless a judgment or decree based on such acceleration has been obtained and entered), except an acceleration based on an Event of Default in the payment of the principal of, premium, if any, or interest, if any, on any debt security (and any acceleration resulting therefrom) and certain other defaults.


Modification of the Indentures

     The Indentures permit us and the Trustee to enter into supplemental indentures without the consent of the holders of any of the debt securities in order:

o to evidence a successor corporation and the assumption of our covenants by a successor corporation;

o    to add to our covenants or surrender any of our rights or powers;

o    to add additional Events of Default with respect to any series;

o to add or change any provisions to the extent necessary to permit or facilitate the issuance of debt securities in bearer form or in global form;

o under certain circumstances, to add to, change or eliminate any provision affecting debt securities not yet issued;

o    to secure the debt securities;

o    to establish the form or terms of debt securities;

o    to evidence and provide for successor Trustees;

o if allowed without penalty under applicable laws and regulations, to permit payment in respect of debt securities in bearer form in the United States;

o to correct or supplement any inconsistent provisions or to make any other provisions with respect to matters or questions arising under the Indentures, provided that such action does not adversely affect the interests of any holder of debt securities of any series issued under such Indentures in any material respect; or

o    to cure any ambiguity or correct any mistake.


     The Indentures also permit us and the Trustee, with the consent of the holders of a majority in total principal amount of the outstanding debt securities of each series affected by such supplemental indenture, to execute supplemental indentures. Such supplemental indentures may add provisions to, change or eliminate any of the provisions of the Indentures or any supplemental indenture or modify the rights of the holders of debt securities of such series, except that no such supplemental indenture may, without the consent of the holder of each debt security affected:

o change the time for payment of principal or interest, if any, on any debt security;

o reduce the principal of, or any installment of principal of, or interest, if any, on any debt security;

o reduce the amount of premium, if any, payable upon the redemption of any debt security;

o reduce the amount of principal payable upon acceleration of the maturity of an original issue discount debt security;

o change the coin or currency in which any debt security or any premium or interest thereon is payable;

o impair the right to institute suit for the enforcement of any payment respecting any debt security;

o reduce the percentage in principal amount of the outstanding debt securities of any series the consent of whose holders is required for modification or amendment of the Indentures or for waiver of compliance with certain provisions of the Indentures or for waiver of certain defaults;

o change our obligation to maintain an office or agency in the places and for the purposes specified in the Indentures; or

o    modify any of the foregoing provisions.

Defeasance

     If indicated in the applicable prospectus supplement, we will have two options to discharge our obligations under a series of debt securities before their maturity date. We may elect either (i) to defease and be discharged from any and all obligations with respect to the debt securities of or within any series (except as described below) ("defeasance") or (ii) to be released from our obligations with respect to certain covenants applicable to the debt securities of or within any series ("covenant defeasance"). To elect either option, we must deposit with the Trustee for such series an amount of money and/or government obligations sufficient to pay the principal of, premium and/or interest, if any, on such debt securities to maturity or redemption, as the case may be, and any mandatory sinking fund or analogous payments.

     Upon the occurrence of a defeasance, we will be deemed to have paid and discharged the entire indebtedness represented by the debt securities and any related coupons and to have satisfied all of our obligations, except for:

o the rights of holders of the debt securities to receive, solely from the trust funds deposited to defease such debt securities, payments in respect of the principal of, premium, and/or interest, if any, on the debt securities or any related coupons when such payments are due; and

o    certain other obligations as provided in the Indentures.

     Upon the occurrence of a covenant defeasance, we will:

o be released only from our obligations to comply with certain covenants contained in the Indentures;

o    continue to be obligated in all other respects under the debt securities;
     and

o continue to be contingently liable with respect to the payment of principal, premium and/or interest, if any, with respect to the debt securities.

     Unless otherwise specified in the applicable prospectus supplement and except as described below, the conditions to both defeasance and covenant defeasance are as follows:

o the defeasance or covenant defeasance must not result in a breach or violation of, or constitute a Default or Event of Default under, the applicable Indenture;

o certain bankruptcy related Defaults or Events of Default must not have occurred and be continuing during the period commencing on the date of the deposit of the trust funds to defease the debt securities and ending on the 91st day after such date;

o we must deliver to the Trustee an opinion of counsel to the effect that the holders of the debt securities will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to federal income tax on the same amounts and in the same manner and at all the same times as would have been the case if the defeasance or covenant defeasance had not occurred; and

o any additional conditions to the defeasance or covenant defeasance which may be imposed on us pursuant to the applicable Indenture.

     A nationally recognized firm of independent public accountants must deliver a written certification to the Trustee as to the sufficiency of the trust funds deposited for the defeasance or covenant defeasance of the debt securities. As holders of the debt securities, you will not have any recourse against such firm. If government obligations deposited with the Trustee for the defeasance of the debt securities decrease in value or default subsequent to their being deposited, we will have no further obligation, and you will have no additional recourse against us, as a result of such decrease in value or default.

     We may exercise our defeasance option notwithstanding our prior exercise of our covenant defeasance option. If we exercise our defeasance option, payment of the debt securities may not be accelerated because of a Default or an Event of Default. If we exercise our covenant defeasance option, payment of the debt securities may not be accelerated by reason of a Default or an Event of Default with respect to the covenants to which such covenant defeasance is applicable. However, if such acceleration were to occur, the realizable value at the acceleration date of the money and government obligations in the defeasance trust could be less than the principal and interest, if any, then due on such debt securities, because the required deposit in the defeasance trust is based upon scheduled cash flow rather than market value, which will vary depending upon interest rates and other factors.

     A prospectus supplement may further describe the provisions, if any, applicable to defeasance or covenant defeasance with respect to debt securities of a particular series.

The Trustee

     A prospectus supplement relating to each series of debt securities will identify the Trustee under the Indenture relating to the debt securities. If more than one series of debt securities is outstanding under an Indenture, a Trustee may serve as Trustee with respect to the debt securities of one or more of such series. If more than one series of debt securities is outstanding under an Indenture, the holders of a majority in total principal amount of each such series at any time outstanding may remove the Trustee with respect to such series (but not as to any other series) by notifying the Trustee and may appoint a successor Trustee.

                              PLAN OF DISTRIBUTION

     We may sell debt securities in or outside of the United States to one or more underwriters for public offering and resale by them. We may also sell debt securities to investors or other persons directly or through one or more dealers or agents. Any such underwriter, dealer or agent involved in the offer and sale of the particular debt securities in respect of which this prospectus is being delivered (the offered securities) will be named in an applicable prospectus supplement.

     The offered securities may be sold:

     o    at a fixed price or prices, which may be changed;

     o    at market prices prevailing at the time of sale;

     o    at prices related to prevailing market prices; or

     o    at negotiated prices.

     Dealer trading may take place in certain of the offered securities, including offered securities not listed on any securities exchange. From time to time, we also may authorize underwriters acting as our agents to offer and sell the offered securities upon the terms and conditions as shall be set forth in any prospectus supplement.

     In connection with the sale of offered securities, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of offered securities for whom they may act as agent. Underwriters may sell offered securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions (which may be changed from time to time) from the purchasers for whom they may act as agent.

     If a dealer is used directly by us in the sale of offered securities, we will sell such offered securities to the dealer, as principal. The dealer may then resell such offered securities to the public at varying prices to be determined by such dealer at the time of resale. Any such dealer and the terms of any such sale will be set forth in the prospectus supplement relating thereto.

     Offered securities may be offered and sold through agents designated by us from time to time. Any such agent involved in the offer or sale of the offered securities will be named in, and any commissions payable by us to such agent will be set forth in, the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

     Offers to purchase offered securities may be solicited directly by us and sales of such securities may be made by us directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale. The terms of any such sales will be described in the prospectus supplement relating thereto. Except as set forth in the applicable prospectus supplement, no director, officer or employee of ours will solicit or receive a commission in connection with direct sales by us of the offered securities, although such persons may respond to inquiries by potential purchasers and perform ministerial and clerical work in connection with such direct sales.

     Any underwriting compensation paid by us to underwriters, dealers or agents in connection with the offering of offered securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in an applicable prospectus supplement.

     Underwriters, dealers and agents participating in the distribution of the offered securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the offered securities may be deemed to be underwriting discounts and commissions under the Securities Act. Under agreements with us, underwriters, dealers and agents may be entitled to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to reimbursement from us for certain expenses. Underwriters, dealers and agents may engage in transactions with, or perform services for, us and our subsidiaries in the ordinary course of business.

     If so indicated in an applicable prospectus supplement and subject to existing market conditions, we will authorize dealers acting as our agents to solicit offers by certain institutions to purchase offered securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts. These delayed delivery contracts will provide for payment and delivery on the date or dates stated in such prospectus supplement. Each contract will be for an amount not less than, and the aggregate principal amount of offered securities sold pursuant to contracts shall not be less nor more than, the respective amounts stated in such prospectus supplement. Institutions with whom contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but will in all cases be subject to our approval. Contracts will not be subject to any conditions except that the purchase by an institution of the offered securities covered by its contracts shall not be prohibited at the time of delivery under the laws of any jurisdiction in the United States to which such institution is subject. A commission set forth in the applicable prospectus supplement will be granted to underwriters and agents soliciting purchases of offered securities pursuant to contracts accepted by us. Agents and underwriters will have no responsibility in respect of the delivery or performance of these delivery contracts.

     The offered securities may or may not be listed on a national securities exchange or a foreign securities exchange. If an underwriter or underwriters are used in the sale of any offered securities, the applicable prospectus supplement will contain a statement as to the intention, if any, of such underwriters at the date of such prospectus supplement to make a market in the offered securities. No assurances can be given that there will be a market for the offered securities.

     The place and time of delivery for the offered securities in respect of which this prospectus is delivered will be set forth in the applicable prospectus supplement.

                                  LEGAL MATTERS

     Our legal counsel, Vinson & Elkins L.L.P., will pass upon certain legal matters in connection with the offered securities. Any underwriters will be advised about other issues relating to any offering by their own legal counsel.

                                     EXPERTS

     Ernst & Young LLP, independent auditors, have audited our consolidated financial statements (and schedule) included in our Annual Report on Form 10-K for the year ended December 31, 1998, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements (and schedule) are, and audited consolidated financial statements to be included in subsequently filed documents will be, incorporated by reference in reliance on Ernst & Young LLP's reports pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission), given on their authority as experts in auditing and accounting.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.      OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the estimated expenses in connection with the distribution of the securities covered by this Registration Statement. All of the expenses will be borne by the Company except as otherwise indicated.


Registration fee....................................... $  83,400
Fees and expenses of accountants.......................    30,000
Fees and expenses of legal counsel ....................   150,000
Fees and expenses of Trustee and counsel...............     5,000
Printing and engraving expenses........................   100,000
Miscellaneous..........................................     6,600
                                                        ---------
         Total......................................... $ 375,000
                                                        =========

ITEM 15.      INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Company's Certificate of Incorporation and Bylaws provide that directors, officers, employees and agents shall be indemnified to the fullest extent permitted by Section 145 of the Delaware General Corporation Law (the "GCL").

     Section 145 of the GCL authorizes, among other things, a corporation to indemnify any person ("indemnitee") who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that such person is or was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. A Delaware corporation may indemnify past or present officers and directors of such corporation or of another corporation or other enterprise at the former corporation's request, in an action by or in the right of the corporation to procure a judgment in its favor under the same conditions, except that no indemnification is permitted without judicial approval if such person is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in defense of any action referred to above, or in defense of any claim, issue or matter therein, the corporation must indemnify him against the expenses (including attorneys' fees) which he actually and reasonably incurred in connection therewith. Section 145 further provides that any indemnification shall be made by the corporation only as authorized in each specific case upon a determination by the (i) stockholders, (ii) Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding or (iii) independent counsel if a quorum of disinterested directors so directs. Section 145 provides that indemnification pursuant to its provision is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

     Section 145 of the GCL also empowers the Company to purchase and maintain insurance on behalf of any person who is or was an officer or director of the Company against liability asserted against or incurred by him in any such capacity, whether or not the Company would have the power to indemnify such officer or director against such liability under the provisions of Section 145. The Company maintains a directors' and officers' liability policy for such purposes.

     The Certificate of Incorporation and Bylaws also limit the personal liability of directors to the Company and its stockholders for monetary damages resulting from certain breaches of the directors' fiduciary duties. The Bylaws of the Company provide as follows:

         "No Director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damage for breach of fiduciary duty as a Director, except for liability (i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the GCL, or (iv) for any transaction from which the Director derived any improper personal benefit. If the GCL is amended to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of Directors of the Corporation shall be eliminated or limited to the full extent permitted by the GCL, as so amended."

     The form of Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement contains certain provisions for indemnification of directors and officers of the Company and the Underwriters against civil liabilities under the Securities Act.

ITEM 16.      EXHIBITS.

     The following documents are filed as exhibits to this Registration Statement, including those exhibits incorporated herein by reference to a prior filing of the Company under the Securities Act or the Exchange Act as indicated in parenthesis:



   EXHIBIT NO.                           DESCRIPTION
   -----------                           -----------
     *1.1       -- Form of Underwriting Agreement (debt securities).

      4.1       -- Restated Certificate of Incorporation of the Company
                   (incorporated by reference to Exhibit 4.1(a) to the Company's
                   Form S-8 Registration Statement (No. 333-06993)) and that
                   certain Certificate of Designation of the Company's Series A
                   Junior Participating Preferred Stock (incorporated by
                   reference to Exhibit A of Exhibit 4.1 to the Company's
                   Current Report on Form 8-K dated November 20, 1998).
      4.2       -- Bylaws of the Company (incorporated by reference to Exhibit
                   99.3 to the Company's Current Report on Form 8-K dated
                   November 20, 1998).
      4.3       -- Form of Senior Indenture (incorporated by reference to
                   Exhibit 4.1 of the Company's Form S-3 filed with the SEC on
                   June 16, 1997).
      4.4       -- Form of Subordinated Indenture (incorporated by reference to
                   Exhibit 4.2 of the Company's Form S-3 filed with the SEC on
                   June 16, 1997).
   ***4.5       -- Form of Senior Debt Securities.
   ***4.6       -- Form of Subordinated Debt Securities.
   ***4.7       -- Form of Depositary Agreement
   ***4.8       -- Form of Depositary Receipt
   ***5.1       -- Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered.
   **12.1       -- Computation of Ratio of Earnings to Fixed Charges.
   **23.1       -- Consent of Ernst & Young LLP.

   EXHIBIT NO.                           DESCRIPTION
   -----------                           -----------
  ***23.2       -- Consent of Vinson & Elkins L.L.P. (see Exhibit 5.1).
   **24.1       -- Powers of attorney.
     25.1       -- Statement of Eligibility of Bank One, N.A. with respect to the senior debt securities (incorporated by reference to
                   Exhibit 25.1 of the Company's Form S-3/A filed with the SEC on July 18, 1997).
     25.2       -- Statement of Eligibility of Bank One, N.A. with respect to the subordinated debt securities (incorporated by reference to Exhibit 25.2 of the Company's Form S-3/A filed with the
                   SEC on July 18, 1997).

---------------------------

* The Company will file any underwriting agreement relating to any Securities that it may enter into as an exhibited to a Current Report on Form 8-K.
**       Filed herewith.
*** To be filed as an amendment to this Registration Statement or as an exhibit to a Current Report on Form 8-K.

ITEM 17.      UNDERTAKINGS

         (a)      The registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by Section
                  10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that the undertakings set forth in clauses (i) and
         (ii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The registrant hereby undertakes that:

                  (1) That for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

                  (2) That, for purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) The registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions set forth in Item 15, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (e) The registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection
(a) of Section 310 of the Trust Indenture Act ("Act") in accordance with the rules and regulations prescribed by the Commission under Section 305(6)(2) of the Act.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, Continental Airlines, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on June 2, 1999.

                                          CONTINENTAL AIRLINES, INC.


                                          By: /s/ JEFFERY A. SMISEK
                                             --------------------------------
                                             Jeffery A. Smisek
                                             Executive Vice President, General
                                             Counsel and Secretary


         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on the 2nd day of June, 1999.


                SIGNATURE                                           TITLE
                ---------                                           -----
                  *                               Chairman of the Board and Chief Executive
----------------------------------------          Officer (Principal Executive Officer)
         Gordon M. Bethune

                  *                               Executive Vice President and Chief Financial
----------------------------------------          Officer (Principal Financial Officer)
         Lawrence W. Kellner

                  *                               Vice President and Controller (Principal
----------------------------------------          Accounting Officer)
         Michael P. Bonds

                  *                               Director
----------------------------------------
         Thomas J. Barrack, Jr.

                  *                               President, Chief Operating Officer and Director
----------------------------------------
         Gregory D. Brenneman

                  *                               Director
----------------------------------------
         David Bonderman

                  *                               Director
----------------------------------------
         Kirbyjon H. Caldwell

                  *                               Director
----------------------------------------
         Patrick Foley

                  *                               Director
----------------------------------------
         Douglas H. McCorkindale

                  *                               Director
----------------------------------------
         George G.C. Parker

                  *                               Director
----------------------------------------
         Richard W. Pogue

                  *                               Director
----------------------------------------
         William S. Price, III

                  *                               Director
----------------------------------------
         Donald L. Sturm

                  *                               Director
----------------------------------------
         Karen Hastie Williams

                  *                               Director
----------------------------------------
         Charles A. Yamarone


*By: /s/ JEFFERY A. SMISEK
    ----------------------------
    Jeffery A. Smisek
    Attorney-in-fact

                                INDEX TO EXHIBITS


   EXHIBIT NO.                           DESCRIPTION
   -----------                           -----------
       *1.1   --   Form of Underwriting Agreement (Debt Securities).

        4.1   --   Certificate of Incorporation of the Company (incorporated
                   by reference to Exhibit 4.1(a) to the Company's Form S-8
                   Registration Statement (No. 333-06993)) and that certain
                   Certificate of Designation of the Company's Series A Junior
                   Participating Preferred Stock (incorporated by reference to
                   Exhibit A of Exhibit 4.1 to the Company's Current Report on
                   Form 8-K dated November 20, 1998).

        4.2   --   Bylaws of the Company (incorporated by reference to Exhibit
                   99.3 to the Company's Current Report on Form 8-K dated
                   November 20, 1998).

        4.3   --   Form of Senior Indenture (incorporated by reference to
                   Exhibit 4.1 of the Company's Form S-3 filed with the SEC on
                   June 16, 1997).

        4.4   --   Form of Subordinated Indenture (incorporated by reference to
                   Exhibit 4.2 of the Company's Form S-3 filed with the SEC on
                   June 16, 1997).

     ***4.5   --   Form of Senior Debt Securities.

     ***4.6   --   Form of Subordinated Debt Securities.

        4.7   --   Form of Depositary Agreement

        4.8   --   Form of Depositary Receipt

     ***5.1   --   Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered.

     **12.1   --   Computation of Ratio of Earnings to Fixed Charges.

     **23.1   --   Consent of Ernst & Young LLP.

    ***23.2   --   Consent of Vinson & Elkins L.L.P. (see Exhibit 5.1).

     **24.1   --   Powers of attorney.

       25.1   --   Statement of Eligibility of Bank One, N.A. with respect to the senior debt securities (incorporated by reference to
                   Exhibit 25.1 of the Company's Form S-3/A filed with the SEC on July 18, 1997).

       25.2   --   Statement of Eligibility of Bank One, N.A. with respect to the subordinated debt securities (incorporated by reference to Exhibit 25.2 of the Company's Form S-3/A filed with the
                   SEC on July 18, 1997).

---------------------------

* The Company will file any underwriting agreement relating to any Securities that it may enter into as an exhibited to a Current Report on Form 8-K.
**       Filed herewith.
*** To be filed as an amendment to this Registration Statement or as an exhibit to a Current Report on Form 8-K.